Exhibit 3.11

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:54 PM 12/28/2005
FILED 01:48 PM 12/28/2005
SRV 051066453 - 0746124 FILE

CRETIFICATE OF FORMATION

OF

WARD’S NATURAL SCIENCE ESTABLISHMENT, LLC

The undersigned, being an authorized person, for the purpose of forming a limited liability company under Section 18-201 of the Delaware Limited Liability Company Act, hereby certifies:

FIRST:                    The name of the limited liability company is WARD’S NATURAL SCIENCE ESTABLISHMENT, LLC.

SECOND:               The address of the registered office of the limited liability company in the State of Delaware is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

The name and address of the registered agent for service of process on the limited liability company is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808

THRID:                  The effective date of formation is January 1, 2006.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27 day of December, 2005.

/s/ Jon Michael Colyer
Authorized Person(s)

Name:	Jon Michael Colyer
Typed or Printed